[SBG LOGO]
THE SECURITY BENEFIT
GROUP OF COMPANIES
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SECURITY BENEFIT LIFE INSURANCE COMPANY                700 SW HARRISON ST.
SECURITY BENEFIT GROUP, INC.                           TOPEKA, KANSAS 66636-0001
SECURITY DISTRIBUTORS, INC.                            (785) 431-3000
SECURITY MANAGEMENT COMPANY, LLC

                          UNDERWRITER DEALER AGREEMENT

Dealer Name:

Security  Distributors,  Inc.  ("we" or "us") invites you to  participate in the distribution  of shares of the Security  Mutual Funds (the "Funds") for which we now or in the future  serve as  principal  underwriter,  subject to the terms of this  Agreement.  We will  notify  you from time to time of the Funds  which are eligible for  distribution  and the terms of compensation  under this Agreement.
This Agreement supersedes any prior underwriter dealer agreements between us, as stated in paragraph 16 below.

 1.  LICENSING.

     (a)  You  represent  that you are a member in good standing of the National
          Association  of Securities  Dealers,  Inc.  ("NASD") and are presently licensed to the extent necessary by the appropriate  regulatory agency of each  state in which you will  offer and sell  shares of the Funds.
          You agree that  termination or suspension of such  membership with the
          NASD,  or of your  license  to do  business  by any  state or  federal regulatory  agency,  at any  time  shall  terminate  or  suspend  this
          Agreement  forthwith  and shall require you to notify us in writing of such action.  This Agreement is in all respects subject to the Conduct
          Rules of the NASD which shall control any provision to the contrary in this Agreement.

     (b)  You agree to notify us  immediately  in writing if at any time you are not a member in good standing of the  Securities  Investor  Protection
          Corporation ("SIPC").

 2.  SALES OF FUND SHARES.  You may offer and sell shares of each Fund and class only at the public  offering  price  which shall be  applicable  to, and in effect at the time of, each  transaction.  The  procedures  relating to all orders and the  handling  of them shall be subject to the terms of the then current prospectus and statement of additional information (hereafter,  the
     "prospectus") and new account application,  including amendments,  for each such Fund, and our written  instructions  from time to time. This Agreement is not exclusive,  and either party may enter into similar  agreements with third parties.

 3.  DUTIES OF DEALER: IN GENERAL. You agree:

     (a)  To act as principal,  or as agent on behalf of your customers,  in all transactions in shares of the Funds.  You shall not have any authority to act as agent for the issuer (the  Funds),  for us, or for any other dealer in any respect,  nor will you represent to any third party that you have such authority or are acting in such capacity.

     (b)  To purchase shares only from us or from your customers.

     (c)  To enter  orders for the  purchase of shares of the Funds only from us and only for the purpose of covering  purchase orders you have already received from your customers or for your own bona fide investment.

     (d)  To  maintain  records  of all sales  and  redemptions  of shares  made through you and to furnish us with copies of such records on request.

     (e)  To distribute prospectuses and reports to your customers in compliance with  applicable  legal  requirements,  except to the  extent  that we expressly undertake to do so on your behalf.

     (f)  That you will not withhold placing  customers' orders for shares so as to profit yourself as a result of such withholding or place orders for shares in amounts  just  below the point at which  sales  charges  are reduced so as to benefit from a higher sales charge  applicable  to an amount below the breakpoint.

     (g)  That if any shares  confirmed  to you  hereunder  are  repurchased  or redeemed by any of the Funds  within  seven  business  days after such confirmation of your original order,  you shall forthwith refund to us the full concession  allowed to you on such orders. We shall forthwith pay to the appropriate  Fund our share, if any, of the "charge" on the original  sale and shall also pay to such Fund the refund  from you as herein provided.  We shall notify you of such repurchase or redemption within a reasonable time after settlement. Termination or cancellation of this Agreement shall not relieve you or us from the requirements of this subparagraph.

     (h)  That if payment for the shares  purchased is not  received  within the time customary or the time required by law for such payment,  the sale may be canceled  forthwith without any  responsibility or liability on our part or on the part of the Funds,  or at our  option,  we may sell the shares which you ordered  back to the Funds,  in which latter case we may  hold  you  responsible  for any  loss to the  Funds or loss of profit  suffered by us resulting  from your failure to make payment as aforesaid.  We shall  have no  liability  for any check or other  item returned  unpaid  to  you  after  you  have  paid  us on  behalf  of a purchaser. We may refuse to liquidate the investment unless we receive the purchaser's signed authorization for the liquidation.

     (i)  That you shall assume  responsibility for any loss to the Funds caused
          by  a  correction  made  subsequent  to  trade  date,   provided  such
          correction  was not based on any error,  omission or negligence on our part,  and that you will  immediately  pay such loss to the Funds upon notification.

     (j)  That if on a redemption which you have ordered, instructions in proper form, including outstanding certificates,  are not received within the time  customary  or the time  required by law, the  redemption  may be canceled forthwith without any responsibility or liability on our part or on the part of any Fund,  or at our  option,  we may buy the shares redeemed on behalf to the Fund,  in which  latter case we may hold you responsible  for any loss to the Fund or loss of profit suffered by us resulting from your failure to settle the redemption.

 4.  CONDITIONAL  ORDERS;  CERTIFICATES.   We  will  not  accept  from  you  any
     conditional orders for shares of any of the Funds. Delivery of certificates for shares  purchased shall be made by the Funds only against  constructive receipt of the purchase price, subject to deduction for your concession and our portion of the sales  charges,  if any, on such sale.  No  certificates will be issued unless specifically requested.

 5.  DEALER  COMPENSATION.  On each purchase of shares by you from us, the total sales charges and your dealer concessions shall be as stated in each Fund's then current  prospectus or SAI, subject to NASD rules and applicable state and federal laws. Such sales charges and dealer  concessions are subject to reductions  under a variety of  circumstances  as  described  in the Funds'
     prospectuses.  For an  investor  to  obtain  these  reductions,  we must be notified  at the time of the sale that the sale  qualifies  for the reduced charges.  If you fail to notify us of the  applicability  of a reduction in the sales charge at the time the trade is placed, neither we nor any of the
     Funds will be liable for amounts  necessary to  reimburse  any investor for the reduction which should have been effected.

 6.  REDEMPTIONS.  Redemptions  or repurchases of shares will be made at the net asset  value  of  such  shares,  less  any  applicable  deferred  sales  or redemption charges, in accordance with the applicable prospectuses.  Except as permitted by  applicable  law, you agree not to purchase any shares from your  customers at a price lower than the  redemption or repurchase  prices then computed by the Funds. You shall, however, be permitted to sell shares for the account of the record  owner to the Funds at the  repurchase  price then  currently  in effect for such  shares and may charge the owner a fair commission for handling the transaction.

 7.  EXCHANGES.   Telephone   exchange   orders  will  be  effective   only  for
     uncertificated  shares and may be subject to any fees or other restrictions set forth in the applicable prospectuses.  You may charge the shareholder a fair commission for handling an exchange transaction. Exchanges from a Fund sold with no sales  charge to a Fund  which  carries  a sales  charge,  and exchanges  from a Fund sold with a sales  charge to a Fund which  carries a higher sales charge may be subject to a sales charge in accordance with the terms of each Fund's  prospectus.  You will be obligated to comply with any additional exchange policies described in each Fund's prospectus.

 8.  TRANSACTION  PROCESSING.  All orders are subject to acceptance by us and by the Fund or its transfer agent, and become effective only upon confirmation by us. If required by law, each  transaction  shall be confirmed in writing on a  fully  disclosed  basis  and if  confirmed  by us,  a  copy  of  each confirmation  shall be sent  simultaneously  to you if you so request.  All sales are made  subject  to  receipt  of shares  by us from the  Funds.  We reserve the right in our discretion, without notice, to suspend the sale of shares or withdraw the offering of shares  entirely.  Telephone orders will be effected at the price(s) next computed on the day they are received from you if, as set forth in each Fund's current  prospectus,  they are received prior to the time the price of its shares is  calculated.  Orders  received after  that time will be  effected  at the  price(s)  computed  on the next business day. All orders must be  accompanied  by payment in U.S.  dollars.
     Orders payable by check must be drawn payable in the U.S. dollars on a U.S.
     bank, for the full amount of the investment.

 9.  MULTIPLE  CLASSES.  We may  from  time  to  time  provide  to  you  written compliance  guidelines or standards relating to the sale or distribution of
     Funds offering  multiple classes of shares with different sales charges and distribution-related  operating expenses. In addition, you will be bound by
     an   applicable   rules  or   regulations   of   government   agencies   or
     self-regulatory  organizations generally affecting the sale or distribution of mutual funds offering multiple classes of shares.

10.  RULES 12B-1 PLANS. You are also invited to participate in all Plans adopted by the Funds (the "Plan Funds") pursuant to Rule 12b-1 under the 1940 Act.

     To the extent you provide administrative and other services, including, but not limited to,  furnishing  personal and other  services and assistance to your customers who own shares of a Plan Fund,  answering  routine inquiries regarding a Fund, assisting in changing account designations and addresses, maintaining such accounts or such other services as a Fund may require,  to the extent permitted by applicable statutes, rules or regulations, we shall pay you a Rule 12b-1  servicing fee. To the extent that you  participate in the  distribution  of Fund  shares  which  are  eligible  for a Rule  12b-1 distribution fee, we shall also pay you a Rule 12b-1  distribution fee. All
     Rule 12b-1 servicing and  distribution  fees shall be based on the value of shares  attributable  to  customers  of your  firm  and  eligible  for such payment, and shall be calculated on the basis and at the rates set forth in the Fund's then current  prospectus  or SAI.  Without  prior  approval by a majority of the  outstanding  shares of a Fund,  the aggregate  annual fees paid to you  pursuant to each Plan shall not exceed the  amounts  stated as the "annual  maximums" in each Fund's  prospectus,  which amount shall be a specified  percent  of the  value of the  Fund's  net  assets  held in your customers'  accounts  which  are  eligible  for  payment  pursuant  to this
     Agreement  (determined  in the same manner as each Fund uses to compute its net assets as set forth in its effective Prospectus).

     We shall  furnish to the Boards of Directors  of the Plan Funds,  for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

     The Plans and  provisions of any  agreement  relating to such Plans must be approved  annually by a vote of the Plan Funds'  Directors,  including such persons  who are not  interested  persons of the Plan Funds and who have no financial  interest  in the Plans or any  related  agreement  ("Rule  12b-1
     Directors"). The Plans or the provisions of this Agreement relating to such
     Plans may be  terminated  at any time by the vote of a majority of the Plan
     Funds' Boards of Directors, including Rule 12b-1 Directors, or by a vote of a majority of the outstanding shares of the Plan Funds, on sixty (60) days'
     written notice, without payment of any penalty. The Plans or the provisions of this  Agreement may also be terminated  by any act that  terminates  the
     Distribution  Agreement  between us and the Plan Funds. In the event of the termination  of the Plans for any reason,  the provisions of this Agreement relating to the Plans will also terminate.

     Continuation of the Plans and provisions of this Agreement relating to such
     Plans are conditioned on Rule 12b-1 Directors being ultimately  responsible for  selecting  and  nominating  any new Rule 12b-1  Directors.  Under Rule
     12b-1,  Directors  of any of the  Plan  Funds  have a duty to  request  and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish,  such  information  as may reasonably be necessary to an informed  determination  of  whether  the Plan or any  agreement  should be implemented  or  continued.  Under Rule 12b-1,  Plan Funds are permitted to implement or continue Plans or the provisions of this Agreement relating to
     such   Plans  from   year-to-year   only  if,   based  on   certain   legal
     considerations, the Boards of Directors are able to conclude that the Plans will benefit the Plan Funds. Absent such yearly determination the Plans and the provisions of this  Agreement  relating to the Plans must be terminated as set forth above. In addition,  any obligation assumed by a Fund pursuant to this Agreement  shall be limited in all cases to the assets of such Fund and no person shall seek satisfaction  thereof from shareholders of a Fund.
     You agree to waive  payment  of any  amounts  payable  to you by us under a
     Fund's  Plan of  Distribution  pursuant to Rule 12b-1 until such time as we are in receipt of such fee from the Fund.

     The  provisions  of the Rule  12b-1  Plans  between  the Plan Funds and us, insofar as they relate to Plans,  shall control over the provisions of this
     Agreement in the event of any inconsistency.

11.  REGISTRATION OF SHARES.  Upon request, we shall notify you of the states or other jurisdictions in which each Fund's shares are currently registered or qualified  for sale to the public.  We shall have no obligation to register or qualify, or to maintain registration or qualification of, Fund shares in any state or other jurisdiction. We shall have no responsibility, under the laws regulating the sale of securities in any U.S. or foreign jurisdiction, for the  qualification  or status of persons selling Fund shares or for the manner of sale of Fund shares. Except as stated in this paragraph, we shall not, in any event, be liable or responsible for the issue, form,  validity, enforceability  and value of such  shares or for any  matter in  connection therewith,  and no obligation not expressly assumed by us in this Agreement shall be implied. Nothing in this Agreement, however, shall be deemed to be a condition,  stipulation  or provision  binding any person  acquiring  any security to waive  compliance  with any provision of the  Securities Act of
     1933,  or of the rules  and  regulations  of the  Securities  and  Exchange
     Commission,  or to relieve the parties  hereto from any  liability  arising under the Securities Act of 1933.

12.  FUND  INFORMATION.  No person is authorized to give any information or make any representations concerning shares of any Fund except those contained in the Fund's current  prospectus or in materials  issued by us as information supplemental to such prospectus.  We will supply  prospectuses,  reasonable quantities of supplemental sale literature, sales bulletins, and additional information  as  issued.  You agree not to use other  advertising  or sales material  relating  to the Funds  except  that  which (a)  conforms  to the requirements  of any  applicable  laws or  regulations of any government or authorized  agency in the U.S. or any other  country,  having  jurisdiction over the  offering  or sale of shares of the Funds,  and (b) is approved in writing by us in advance of such use.  Such approval may be withdrawn by us in whole or in part upon notice to you, and you shall, upon receipt of such notice,  immediately  discontinue the use of such sales  literature,  sales material and advertising. You are not authorized to modify or translate any such materials without our prior written consent.

13.  INDEMNIFICATION.  You further agree to indemnify,  defend and hold harmless us, the Funds,  their  officers,  directors and employees  from any and all losses,  claims,  liabilities  and expenses  arising out of (1) any alleged violation of any statute or regulations  (including  without limitation the securities  laws and  regulations  of the  United  States  or any  state or foreign  country) or any alleged tort or breach of contract,  in or related to the  offer  and sale by you of  shares  of the  Funds  pursuant  to this
     Agreement  (except to the extent that our  negligence  or failure to follow correct  instructions  received from you is the cause of such loss,  claim, liability or expense), (2) any redemption or exchange pursuant to telephone instructions  received  from you or your  agents or  employees,  or (3) the breach by you of any of the terms and conditions of this Agreement.

14.  TERMINATION; SUCCESSION; AMENDMENT. Each party to this Agreement may cancel its  participation  in this Agreement by giving written notice to the other party.  Such notice  shall be deemed to have been given and to be effective on the date on which it was either delivered  personally to the other party or any officer or member thereof,  or was mailed postpaid or delivered to a telegraph office for transmission to the other party's Chief Legal Officers at the  addresses  shown  herein or in the most  recent NASD  Manual.  This
     Agreement  shall  terminate  immediately  upon the appointment of a Trustee under the Securities Investor Protection Act or any other act of insolvency by you. The  termination  of this  Agreement by any of the foregoing  means shall have no effect upon transactions  entered into prior to the effective date of  termination.  A trade placed by you  subsequent to your  voluntary termination  of this  Agreement  will not serve to reinstate the Agreement.
     Reinstatement,  except in the case of a temporary  suspension  of a dealer, will only be effective upon written  notification by us. Unless terminated, this  Agreement  shall be binding upon each party's  successors or assigns.
     This  Agreement  may be amended by us at any time by written  notice to you and your  placing of an order or  acceptance  of payments of any kind after the  effective  date and  receipt  of  notice of any such  Amendment  shall constitute your acceptance of such Amendment.

15.  SETOFF; DISPUTE RESOLUTION.  Should any of your concession accounts with us have debit  balance,  we may offset and  recover  the amount  owed from any other  account  you have with us,  without  notice or demand to you. In the event of a dispute concerning any provision of this Agreement, either party may require the dispute to be  submitted to binding  arbitration  under the commercial  arbitration  rules  of the  NASD  or the  American  Arbitration
     Association.  Judgment  upon any  arbitration  award may be  entered by any state  or  federal  court  having  jurisdiction.  This  Agreement  shall be construed in accordance with the laws of the State of Kansas, not including any  provision  which would require the general  application  of the law of another jurisdiction.

16.  ACCEPTANCE;   CUMULATIVE  EFFECTIVE.   This  Agreement  is  cumulative  and
     supersedes any agreement previously in effect. It shall be binding upon the parties hereto when signed by us and accepted by you. If you have a current dealer  agreement  with us, your first trade or acceptance of payments from us after  receipt  of this  Agreement,  as it may be  amended  pursuant  to paragraph  14,  above,  shall  constitute  your  acceptance  of its  terms.
     Otherwise,  your signature  below shall  constitute  your acceptance of its terms.

SECURITY DISTRIBUTORS, INC.

By: _______________________________________
    Gregory J. Garvin, President
    700 Harrison, Topeka, Kansas 66636-0001
    Attention:  Chief Legal Officer (for legal notices only) (785) 431-3000

Dealer:  Please complete and sign this section and return the original to us.

Dealer:______________________________     NASD CRD #____________________________

By:    ______________________________     ______________________________________
                                                          Street
Name:  ______________________________
                                          ______________________________________
Title: ______________________________     City             State             Zip

Date:  ______________________________     Telephone_____________________________

SMC 52B (R8-00)

SBL LOGO
           SECURITY BENEFIT LIFE
           INSURANCE COMPANY
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          A MEMBER OF THE SECURITY                     700 SW HARRISON ST.
          BENEFIT GROUP OF COMPANIES                   TOPEKA, KANSAS 66636-0001
                                                       (785)431-3000

                    AMENDMENT TO UNDERWRITER DEALER AGREEMENT

Dealer Name:

Effective Date:

WHEREAS,    Security    Distributors,    Inc.   ("we"   "us"   or   "our")   and
________________________  ("you" or "your") are parties to an Underwriter Dealer
Agreement (the  "Agreement")  relating to the sale of Security  Mutual Funds for which we now or in the future serve as principal underwriter (the "Funds");

WHEREAS, the ________________________________ (the "Plan") is currently invested in investments that are not available in  SecureHorizons,  a retirement  product made available by one of our affiliates;

WHEREAS,  you and your customer would like to transfer the assets of the Plan to the Funds via SecureHorizons;

WHEREAS, in connection with the transfer of assets by the Plan to the Funds, the parties hereto have agreed to amend the Agreement as follows:

1.   Anything in the  Agreement  to the contrary  notwithstanding,  it is agreed that we will pay you, as a dealer concession,  ____________________  of the amount transferred from the Plan to the Funds via SecureHorizons.

2.   All other  provisions of the Agreement shall stay in full force and effect.
     In  particular,  dealer  concession  on purchase  payments made by the Plan after the  transfer  shall be as set  forth in the  Agreement.  Rule  12b-1 servicing fees payable to you shall be as set forth in the Agreement.

3.   Your placing of an order or acceptance of payments of any kind with respect to the Plan after the effective date set forth above shall  constitute your acceptance of this Amendment.

SECURITY DISTRIBUTORS, INC.

By:                                     By:
       ---------------------------             ---------------------------------

Title:                                  Title:
       ---------------------------             ---------------------------------

Date:                                   Date:
       ---------------------------             ---------------------------------

9498 (R8-00)                                                         32-94981-00

SBL LOGO
           SECURITY BENEFIT LIFE
           INSURANCE COMPANY

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          A MEMBER OF THE SECURITY                     700 SW HARRISON ST.
          BENEFIT GROUP OF COMPANIES                   TOPEKA, KANSAS 66636-0001
                                                       (785)431-3000

                    AMENDMENT TO UNDERWRITER DEALER AGREEMENT

Dealer Name:

Effective Date:

WHEREAS,     Security     Distributors,     Inc.     ("we"    or    "us")    and
_____________________________  ("you" or "your") are  parties to an  Underwriter
Dealer Agreement (the "Agreement") relating to the sale of Security Mutual Funds for which we now or in the future serve as principal underwriter (the "Funds");

WHEREAS, the _________________________ (the "Plan") currently invests in annuity contracts issued by Security Benefit Life Insurance Company ("SBL Annuities");

WHEREAS,  you have  informed us that the needs of the Plan have changed and that you and your customer have  determined  that another  product better meets their current needs;

WHEREAS,  pursuant to your discussions with your customer,  you have recommended that the Plan invest in shares of the Funds;

WHEREAS,  the  Agreement  does not  contemplate  the transfer of assets from SBL
Annuities;

WHERAS,  in consideration of your time and efforts in transferring the assets of the Plan to the Funds, we are willing to provide you the  compensation set forth herein;

NOW, THEREFORE, the parties hereby amend the Agreement as follows:

1.   Anything in the  Agreement  to the contrary  notwithstanding,  it is agreed that we will pay you, as a dealer concession,  ____________________  of the amount transferred from the Plan invested in SBL Annuities, to the Funds.

2.   All other  provisions of the Agreement shall stay in full force and effect.
     In  particular,  dealer  concession  on purchase  payments made by the Plan after the  transfer  shall be as set  forth in the  Agreement.  Rule  12b-1 servicing fees payable to you shall be as set forth in the Agreement.

3.   Your placing of an order or acceptance of payments of any kind with respect to the Plan after the effective date set forth above shall  constitute your acceptance of this Amendment.

SECURITY DISTRIBUTORS, INC.

By:                                     By:
       ---------------------------             ---------------------------------

Title:                                  Title:
       ---------------------------             ---------------------------------

Date:                                   Date:
       ---------------------------             ---------------------------------

9498A (7-00)                                                         32-94980-01